Exhibit 99.1
Media Release

MACQUARIE INFRASTRUCTURE COMPANY ANNOUNCES SALE OF INVESTMENT
DISPOSAL ENHANCES FOCUS ON U.S. INFRASTRUCTURE
New York, NY — August 17, 2006 Macquarie Infrastructure Company (NYSE: MIC) announced that is has sold its holding in Macquarie Communications Infrastructure Group (ASX: MCG). Stock in MCG is listed on the Australian Stock Exchange. The Company sold 16.5 million shares overnight at a price of AUD 6.10 per share resulting in gross proceeds of AUD 100.4 million.
The trade will settle on Wednesday, August 23. At current foreign exchange rates, MIC will convert the sale proceeds into approximately $77 million.
MIC will use the sale proceeds to retire a portion of the debt it incurred in connection with several recent acquisitions. The Company had planned to raise new equity capital to repay acquisition-related debt totalling $454 million. With lower aggregate costs associated with the capital raising and fewer shares issued, the Company expects that the sale will drive additional growth in distributable cash per share.
“Our investment in MCG served us well in that it helped MIC to be fully invested at our IPO, provided a high level of distributable income and represented to investors some of the breadth of opportunity in infrastructure as an asset class,” said Peter Stokes, Chief Executive Officer of Macquarie Infrastructure Company. “The sale will help focus the Company on its core mandate of owning infrastructure businesses in the U.S.”
In addition to its sale of MCG shares, MIC is evaluating the potential sale of its minority interests in South East Water, a regulated clean water utility, and its 50% interest in the company that owns the Yorkshire Link toll road. Both are located in the U.K.
MIC will record a $7.6 million gain on the sale. Including distributions and capital appreciation, MIC achieved an average annual return on its investment of more than 12%.
ABOUT MACQUARIE INFRASTRUCTURE COMPANY
Macquarie Infrastructure Company owns, operates and invests in a diversified group of infrastructure businesses, including an airport services business, an airport parking business, a district energy business, a gas production and distribution business, a 50% interest in a bulk liquid storage terminal business, and a 50% interest in a toll road in the U.K. In addition, the Company has made an investment in a regulated clean water utility, also in the U.K.
FORWARD LOOKING STATEMENTS
This release contains forward-looking statements. We may, in some cases, use words such as “project”, “believe”, “anticipate”, “plan”, “expect”, “estimate”, “intend”, “should”, “would”, “could”, “potentially”, or “may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this presentation are subject to a number of risks and uncertainties, some of which are beyond our control including, among other things: our ability to successfully integrate and manage acquired businesses, manage growth, make and finance future acquisitions, service, comply with the terms of and refinance our debt, and implement our strategy, decisions made by persons who control our investments including the distribution of dividends, our regulatory

Exhibit 99.1
environment, changes in air travel, automobile usage, fuel and gas prices, foreign exchange fluctuations, environmental risks and changes in U.S. federal tax law.
Our actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which we are not currently aware could also cause our actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Investments in Macquarie Infrastructure Company Trust are not deposits with or other liabilities of Macquarie Bank Limited, or of any Macquarie Group company, and are subject to investment risk, including possible delays in repayment and loss of income and principal invested. Neither Macquarie Bank Limited nor any other member company of the Macquarie Group guarantees the performance of Macquarie Infrastructure Company Trust or the repayment of capital by Macquarie Infrastructure Company Trust.
“Macquarie Group “ refers to the Macquarie Group of companies, which comprises Macquarie Bank Limited and its worldwide subsidiaries and affiliates. MIC-G
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